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                                                                    EXHIBIT 3.20

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF ORGANIZATION

                                       OF

CENTRAL LOUISIANA WASTE, A LIMITED LIABILTIY COMPANY

     Edward L. Krielow certifies:

     1. That he is a Manager and Member of Central Louisiana Waste, A Limited Liability Company, domiciled in the State of Louisiana.

     2. That at a meeting of the Managers of said company, duly held in Jennings, Louisiana, on the 5th day June, 1995, the following resolution was adopted:

"Resolved: that Article 8 of the Articles of Organization of this company be amended to read as follows: "The company shall be dissolved, and the winding up of its affairs shall take place upon the first to occur of the following:

          (1) The occurrence of events specified in writing in the articles of organization or operating agreement.

          (2)  Upon a majority vote of its membership voting by capital units.

          (3) The death, interdiction, withdrawal, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless within 90 days after such event, the limited liability company is continued by the unanimous consent of the remaining members or as otherwise provided in the Articles of Organization or a written operating agreement and, if membership is reduced to one, the admission of one or more members."

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     3.   That a meeting of the members of said company duly held at Jennings,
Louisiana on 5th day of June, 1995, a resolution was adopted which resolution was identical in form to the manager's resolution set forth in paragraph No. 2 above.

     4. That the number of capital units which voted affirmatively for the adoption of said resolution is 100%, and the total number of capital units entitled to vote on or consent to said amendment is 100,000.

                                                  /s/ Edward L. Krielow
                                              --------------------------------
                                              MANAGER

     The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

     Executed at Jennings, Louisiana, on the 5th day June, 1995.

                                                  /s/ Edward L. Krielow
                                              --------------------------------
                                              MANAGER

SWORN TO AND SUBSCRIBED before me this 5th day of June, 1995.

                                                  /s/ Cheryl Sheunissen
                                              --------------------------------
                                              NOTARY PUBLIC

                                       -2-
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                            ARTICLES OF ORGANIZATION
                                       OF
                         CENTRAL LOUISIANA WASTE, L.L.C.
                          (A LIMITED LIABILITY COMPANY)

UNITED STATES OF AMERICA

STATE OF LOUISIANA

PARISH OF JEFFERSON DAMS

     BE IT KNOWN, that on the 19th day of May, 1995,

     BEFORE ME, Christy C. Pickle, a Notary Public duly appointed and commissioned in and for the Parish of Jefferson Davis, State of Louisiana, and residing therein,

     PERSONALLY CAME AND APPEARED the subscribers hereto, who declared unto me, Notary, in the presence of the undersigned competent witnesses, that they are of the full age of majority, are domiciled in the Parish of Jefferson Davis, Louisiana, and that, availing themselves of the provisions of the Limited Liability Law of the State of Louisiana, they do hereby form a limited liability company subject to the following Articles of Organization:

                                       1.

                                  COMPANY NAME

     The name of the limited liability company is:

                         Central Louisiana Waste, L.L.C.

                                       2.

                                 COMPANY PURPOSE

     The purpose of the organization is to engage in any lawful activity for which limited liability companies may be formed under the laws of the State of Louisiana. Including without limitation, developing and operating solid waste landfill facilities.

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                                       3.

                               DURATION OF COMPANY

     The company shall commence its existence upon the signing of these articles. The duration of the company shall be for the period in which the company is involved in developing and operating of landfill facilities, unless by unanimous decision of its managers, a new specified purpose of the company is amended into these articles, or the intention is memorialized in formal meeting of managers or members.

                                       4.

                                   MANAGEMENT

     i. MANAGER(S): The management of the company shall be vested in not less than one (1) nor more than five (5) manager(s), who shall have sole and unfettered authority to manage, encumber, lease, rent, sell or otherwise deal with affairs of waste disposal conducted by the company.

     ii. MEMBER(S): The members of the company shall not have authority to deal with company property or affairs absent specific delegation or authority to specific member(s).

                                       5.

                       ELIMINATION OF LIABILITY/INDEMNITY

     The manager(s) shall not be personally liable for my monetary damages for breach of any duty provided for under Louisiana Revised Statue 12:1314 (1992), to the maximum extent allowed under Louisiana Revised Statue 12:1315 (1992). Furthermore, the company shall indemnify each manager for judgments, settlement, penalties, fines or expense incurred, including the fees of attorneys or certified public accountants retained for defense, because such manager(s) is or was manager..

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                                       6.

                            MEMBERSHIP/CAPITAL UNITS

     Membership shall consist of these persons holding capital units, as approved pursuant to the provisions of Louisiana Revised Statue 12:1332 A
(1992). The initial capitalization shall be authorized to issue FIVE HUNDRED THOUSAND (500,000) aggregate capital units.

                                       7.

                             MEMBERSHIP/RESTRICTIONS

     Membership interests or capital units shall not be transferrable or assignable, in whole or in part, absent the unanimous concurrence of the manager(s). However, notwithstanding such restriction, membership interests or capital units may be donated by members to legal heirs, or to the children of legal heirs, but any such donee(s) shall be subject to this restriction.

                                       8.

                                   DISSOLUTION

     The company shall be dissolved, and the winding up of its affairs shall take place, upon the majority vote of its membership voting by capital units.

                                       9.

                              SUCCESSOR MEMBERSHIP

     Should membership be reduced to one (1) member as a result of death or incapacity, then in accordance with Louisiana Revised Statue 12:1333 (1992), provisional membership shall be vested in the legal representative of such member, or, in the case of no such legal representative has been provided for, provisional membership shall be vested within the heirs having sense in law.

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                                       10.

                          INITIAL MEMBERSHIP/MANAGEMENT

     The names and post office addresses of the first members and managers of this corporation are:

     1.   Edward L. Krielow
          P.O. Box 918
          Jennings, LA 70546

     2.   Carl J. Krielow
          P.O. Box 39
          Roanoke, LA 70581

     3.   William J. Krielow
          P.O. Box 39
          Roanoke, LA 70581

     THUS DONE AND SIGNED at Jennings, Louisiana, on the date herein first above written, in the presence of the undersigned witnesses, who hereunto sign their names with the said appearers and me, Notary, after due reading of the whole.

WITNESSES:

/s/                                         /s/ Edward L. Krielow
----------------------------------          ------------------------------------
                                            Edward L.  Krielow
/s/
----------------------------------

/s/                                         /s/ Carl J. Krielow
----------------------------------          ------------------------------------
                                            Carl J. Krielow
/s/
----------------------------------

/s/                                         /s/ William J. Krielow
----------------------------------          ------------------------------------
                                            William J. Krielow
/s/
----------------------------------

                              /s/ Christy C. Pickle
                         -------------------------------
                                  NOTARY PUBLIC

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                     UNITED LIABILITY COMPANY INITIAL REPORT

State of Louisiana         :
Parish of Jefferson Davis  :

To:  The Secretary of State
     Baton Rouge, Louisiana

Complying with R.S. 1950, 12:1305(E), CENTRAL LOUSIANA WASTE LLC (A LIMITED LIABILITY COMPANY, hereby makes its initial report as follows:

Municipal Address or Location of its Registered Office:
     510 North Cutting Avenue
     Jennings, Louisiana 70546

Name and Municipal Address or Location of Each Registered Agent:
     Edward L.  Krielow
     1103 Granger Street
     Jennings, Louisiana 70546

     Carl J. Krielow
     Highway 90
     Roanoke, Louisiana 70581

     William J. Krielow
     Highway 90
     Roanoke, Louisiana 70581

Name and Municipal Address or Location of Each First Managers and Members
     Edward L. Krielow
     1103 Granger Street
     Jennings, Louisiana 70546

     Carl L. Krielow
     Highway 90
     Roanoke, Louisiana 70581

     William J. Krielow
     Highway 90
     Roanoke, Louisiana 70581

     /s/ Edward L. Krielow
-------------------------------
MEMBER

     /s/ Carl J. Krielow
-------------------------------
MEMBER

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     /s/ William J. Krielow
-------------------------------
MEMBER

The undersigned accepts the designation as registered agent for and on behalf of the above named limited liability company.

I hereby accept the appointment of registered agent.

Registered agent:

     /s/ Edward L. Krielow
-------------------------------
MEMBER

     /s/ Carl J. Krielow
-------------------------------
MEMBER

     /s/ William J. Krielow
-------------------------------
MEMBER

         Sworn to and subscribed before me, this 19th day of May, 1995.

                              /s/ Christy C. Pickle
                         -------------------------------
                                  Notary Public

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